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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated May 30, 1997 in this Amendment No. 1 to Registration Statement on Form S-1 of our audits of the consolidated financial statements of GulfMark Offshore, Inc. and Subsidiaries at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Houston, Texas

July 21, 1997